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                                                               EXHIBIT 10.26



                    EQUITY AND BONUS COMPENSATION AGREEMENT


     AGREEMENT by and between Silver King Communications, Inc., a Delaware corporation (the "Company"), and Barry Diller (the "Executive"), dated as of the 24th day of August, 1995.

     WHEREAS, the Board of Directors of the Company (the "Board") has approved the Term Sheet entered into by the Company and the Executive, dated as of the date hereof, relating to the subject matter hereof (the "Term Sheet"); and

     WHEREAS, the Term Sheet provides for the grant to the Executive of options to purchase the common stock, par value $.01 per share (the "Stock"), of the Company (the "Options") in tandem with the LSARs (as defined herein), on terms and conditions set forth in the Term Sheet; and

     WHEREAS, the Term Sheet provides that the Executive will serve as Chairman of the Board and/or Chief Executive Officer and/or President of the Company on certain terms and conditions; and



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     WHEREAS, the Term Sheet also provides for the payment of certain bonuses to the Executive; and

     WHEREAS, Executive and the Company wish to set forth the terms and conditions of the Options and such bonuses as well as certain other matters covered by the Term Sheet more fully in this Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Options. (a) Grant. The Company hereby grants the Executive the Options, consisting of the right to purchase 1,895,847 shares of Stock for an exercise price of $22.625 per share. The terms of the Options are subject to adjustment pursuant to subparagraph (ii) of paragraph (e) of this Section 1 and to the other terms and conditions set forth in this Section 1.

     (b) Exercisability and Termination. Except as provided in paragraph (d) of this Section 1, the Options shall become exercisable as follows: with respect to 473,962 shares on August 24 of each of 1996, 1997 and 1998; and with respect





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to the remaining 473,961 shares on August 24, 1999.  All Options, whether then exercisable or not, shall terminate and cease to be exercisable as follows:

            (i) if the Company terminates the Executive's employment for Cause, immediately upon the effective date of such termination; and

            (ii) if the Executive terminates his employment with the Company other than for Good Reason, at the close of business on the 90th day (or, if such day is not a business day, at the close of business on the first business day after such day) following the effective date of such termination; and

            (iii) in all other cases, at the close of business on August 24, 2005.

     (c)  Method of Exercise.  (i)  Notice.  Subject to the provisions of this
Section 1, the Executive may exercise one or more Options at any time when they are exercisable by giving written notice of exercise to the Company specifying:
(A) the number of shares of Stock with respect to which the Options are being exercised; (B) the method of withholding of taxes that the Executive has chosen pursuant to paragraph (d) of Section 9, if not previously specified; and (C) whether the Executive elects to pay the exercise price by (1) tendering to the Company previously owned shares of Stock with an aggregate




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Fair Market Value (calculated as of the day before the date of exercise) equal to the aggregate exercise price of the Options being exercised or (2) delivering to the Company (I) a copy of an irrevocable instruction from the Executive to an underwriter or broker directing such underwriter or broker to sell shares of Stock to be acquired by the exercise of such Options in an amount (net of brokers' and underwriters' fees, commissions or discounts) sufficient to pay such exercise price in full, and promptly remit to the Company the amount of such exercise price, all of which arrangements shall be reasonably satisfactory to the Company, (II) irrevocable instructions from the Executive to the Company to withhold from the shares of Stock to be acquired by the exercise of such Options a number of shares having a Fair Market Value on the date of exercise sufficient to pay such exercise price in full or (III) a combination of the foregoing (in the case of (I), (II) or (III), a "Cashless Exercise").

     (ii) Payment of Exercise Price. Upon the exercise of an Option, except to the extent the Executive pays the applicable exercise price by means of a Cashless Exercise, the



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Executive shall pay the applicable exercise price in cash, by bank check or such other instrument as the Company may accept.

     (iii) Issuance of Stock. As soon as practicable after receiving (A) payment of the applicable exercise price of an Option that is exercised or (B) the certificates for the shares of Stock referred to in clause (C)(1) of subparagraph (c)(i) of this Section 1, or (c) the instructions referred to in clause (C)(2)(I) or (II), as applicable, of subparagraph (i) of paragraph (c) of this Section 1 with respect to the exercise of an Option by Cashless Exercise and the Company's reasonable satisfaction with the arrangements in respect thereof, as applicable, but subject to the provisions of paragraph (d) of Section 9 (pertaining to the withholding of taxes), the Company shall issue to the Executive in accordance with his instructions one or more stock certificates in respect of the Stock acquired by that exercise (net of any shares to be retained by the Company pursuant to clause (C)(1) of subparagraph
(c)(i) of this Section 1), which certificates shall be registered in the name of the Executive and shall bear an appropriate legend substantially in the following form:




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                      The securities represented by this certificate
                      have not been registered under the Securities Act of 1933 or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or laws.

In addition, such securities shall also bear an appropriate legend referring to any restrictions on the sale, transfer, assignment, pledge or other disposition of such Stock contained in any stockholders agreement to which the Executive is a party. When the Executive has given proper notice of exercise of an Option and has paid the applicable exercise price in full as provided above, the Executive shall have all of the rights of a stockholder of the Company holding the Stock acquired by such exercise (including, if applicable, the right to vote the shares or express consent and the right to receive dividends).

     (d) Effect of a Change in Control. (i) Options. Upon a Change in Control, all Options that have not previously become exercisable or been terminated shall become exercisable.



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     (ii)  LSARs.  With respect to each Option that has not been exercised or terminated as of the date a Change in Control occurs, from and after the date of the Change in Control until the termination of the Options in accordance with Section 1 above, the Executive shall have the right (an "LSAR"), in lieu of exercising such Option in accordance with Section 1 above, upon notice to the Company of his election to exercise an LSAR, to surrender such Option to the Company for cancellation in exchange for cash in an amount equal to the amount by which the Change in Control Price per share of the Stock on the date of such election exceeds the exercise price per share of Stock under such Option, multiplied by the number of shares of Stock subject to such Option as to which the right granted under this paragraph (d) of Section 1 is being exercised; provided, however, that if the Change in Control occurs within six months of the date of this Agreement, no such election shall be made before the expiration of six months from the date of this Agreement.

     (e)  Other Terms and Conditions of Options and LSARs.  (i)
Nontransferability. No Option or LSAR shall be transferable by the Executive except (i) by will or by the laws




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of descent and distribution or (ii) with the consent of the Board of Directors of the Company. Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Options and LSARs shall be exercisable, during the Executive's lifetime, only by the Executive or by the guardian or legal representative of the Executive, it being understood that for purposes of this Section 1, references to the Executive include the guardian and legal representative of the Executive and any person to whom an Option and the related LSAR is transferred by will or the laws of descent and distribution.

     (ii) Adjustments. (A) Dividends, Etc. The number and kind of securities purchasable upon the exercise of the Options and the exercise price of the Options shall be subject to adjustment from time to time upon certain events, as follows:
                    (2) If the Company pays a dividend in shares of Stock,
               makes a distribution to all holders of shares of any class of its capital stock in shares of Stock, subdivides its outstanding shares of Stock into a greater number of shares, or combines its outstanding shares of Stock into a smaller number of shares of Stock, then the number of shares of Stock purchasable upon exercise of the Options shall be adjusted so that the Executive shall be entitled to receive the kind and number of shares or other securities of the Company that it


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               would have owned and/or been entitled to receive as a result of any of the events described above, had such Options been exercised immediately before such event, effective immediately after the effective date of such event.

                    (3) Whenever the number of shares of Stock purchasable upon the exercise of the Options is adjusted pursuant to this subparagraph (ii)(A) of paragraph (e) of Section 1, the exercise price per share shall also be adjusted (to the nearest cent) by multiplying the exercise price per share immediately before such adjustment by a fraction, the numerator of which is the number of shares of Stock purchasable upon the exercise of the Options immediately before such adjustment, and the denominator of which is the number of shares of Stock so purchasable immediately thereafter.

                    (4) In the event that at any time, as a result of an
               adjustment made pursuant to this subparagraph (ii)(A) of paragraph (e) of Section 1, the Options shall become exercisable for any securities of the Company other than shares of Stock, thereafter the number of such other securities so purchasable upon exercise of the Options and the exercise price of such securities shall be subject to adjustment from time to time in a manner and on terms as equivalent as practicable to the provisions of this subparagraph (A) with respect to the shares of Stock.

     (B) Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any reclassification or change of outstanding Stock or other securities purchasable upon exercise of the Options (other than a change in par value or as a result of a subdivision or combination of shares of Stock), recapitalization, separation



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(including a spin-off or other distribution of stock or property of the Company), reorganization, any dividend or distribution not described in subparagraph (ii)(A)(1) of this paragraph (e) of Section 1, or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving corporation that does not result in any reclassification of or change in the outstanding shares of Stock) or partial or complete liquidation, or any sale or conveyance to another corporation of all or substantially all of the assets of the Company (other than by mortgage or pledge), then the Company or such successor or purchasing corporation, as the case may be, shall undertake to assure that:
(1) the Options shall be exercisable, upon payment of the applicable exercise price in effect immediately before such action, for the kind and amount of shares and other securities and property that the Executive would have owned and/or been entitled to receive after such action, had such Options been exercised immediately before such action; and (2) each such Option, and the applicable exercise price, shall be subject to adjustments, which shall, to the greatest extent practicable, be equivalent to, and subject to the same terms and provisions as, the adjustments provided for




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in this paragraph (e) of Section 1.  The provisions of this paragraph shall similarly apply to successive reclassifications, consolidations, mergers, sales and conveyances.

     (C) LSARs. Upon any adjustments of an Option pursuant to the foregoing provisions of this subparagraph (ii), corresponding adjustments to the related LSAR shall also be made.

     (D) Post-Adjustment References. Following an adjustment under this paragraph (e) of Section 1, all references in this Section 1 to the number of Options and LSARs, the number and kind of shares of Stock subject thereto, and the exercise price thereof, shall be deemed to refer to such number, kind and exercise price as adjusted.

     2. Bonuses. (a) Initial Bonus. The Company shall pay the Executive a bonus (the "Initial Bonus") equal to the amount such that, after payment of all Taxes on the Initial Bonus, the Executive will retain an amount sufficient to pay all Taxes that he is required to pay as a result of the





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purchase of the Initial Shares and the Additional Shares, determined as set forth in this Section 2. The determination of the amount of the Initial Bonus shall be made by the Accounting Firm based upon the assumption that the Executive pays all applicable Taxes at the highest marginal rate thereof, and such determination shall be final and binding upon the Company and the Executive. The Accounting Firm shall notify the Company and the Executive of the amount of the Initial Bonus as so determined on or before October 15, 1995, and the Company shall pay the Initial Bonus to the Executive in a single cash lump sum payment within five business days after receipt of such notice. Notwithstanding the foregoing, in no event shall the amount of the Initial Bonus exceed $1,000,000.

     (b) Additional Bonuses. In addition to the Initial Bonus, the Company shall pay the Executive the following bonuses (the "Additional Bonuses"): on August 24, 1996, the Company shall pay the Executive, in a single cash lump sum payment, $2,498,889.63, and on August 24, 1997, the Company shall pay the Executive, in a single cash lump sum payment, $2,498,889.62; provided, however, that the Additional Bonuses shall be payable immediately in full (to the extent not



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theretofore paid) upon the first to occur of (i) a Change in Control of the
Company, or (ii) the termination of the Executive's employment with the Company for any reason other than (A) by the Company at any time for Cause or (B) by the Executive at any time before the Control Date without Good Reason;
provided, further, that in the event the Executive's employment is terminated for Cause prior to the date on which an Additional Bonus is otherwise due, the obligation of the Company to pay any such Additional Bonus shall terminate. Except as provided in paragraph (d) of Section 9 with respect to the withholding of taxes, neither the Company nor the Executive shall have the right to offset all or any portion of the Additional Bonuses against any amount owed by the Executive to the Company.

     (c) Severance Bonus. If the Executive's employment with the Company is terminated on or before August 24, 1996 for any reason other than by the Company for Cause, the Company shall pay the Executive an additional bonus (the "Severance Bonus") equal to two times the amount (if any) by which $4,999,989.25 exceeds the Fair Market Value, on the date of such termination, of the Additional Shares; provided,


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however, that the Severance Bonus shall in no event exceed $2,000,000.

     (d) Penalty for Late Payment of Additional and Severance Bonuses. Subject to the provisions of this Agreement, in the event that the Company does not pay when due all or any portion of any of the bonuses provided for in paragraph (b) or (c) of this Section 2, and the Executive shall have provided the Company with written notice that such bonus is due and has not been timely paid in full, the Company shall have three business days after receipt of such notice to pay such unpaid amount (the "Late Payment Date"). If any portion of such unpaid amount remains unpaid at the close of business on the Late Payment Date, the remaining unpaid amount shall be increased by 20% (as so increased, the "Unpaid Bonus"). The amount of the Unpaid Bonus shall accrue interest from and after the Late Payment Date until the date of payment at the short-term applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Unpaid Bonus, together with all such accrued interest, shall be immediately due and payable.



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     3.  Registration.  Upon request by the Executive, the Company shall use all reasonable efforts promptly to effect a registration of Stock owned by the Executive without cost to the Executive, other than underwriting discounts and commissions, any broker or dealer fees or commissions and the fees and expenses of any special accounting required in connection with the registration, which shall be paid by the Executive; provided, however, that the Company shall not be obligated to effect any registration pursuant to this paragraph if counsel designated by the Company (which counsel shall be reasonably acceptable to the Executive) delivers an opinion to the Executive to the effect that the number of shares of Stock specified in such request for registration could then be sold by the Executive within a three-month period under Rule 144 (or any successor provision then in effect) under the Securities Act of 1933, as amended, and the Executive is then entitled to sell Stock pursuant to said Rule
144. Such registration shall be effected pursuant to registration rights customary under the circumstances.

     4. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or





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future participation in any plan, program, policy or practice provided by the
Company or any of its stockholders or affiliated companies and for which the Executive may qualify. Furthermore, nothing in this Agreement shall limit or otherwise affect such rights or obligations as the Executive may have, subject to paragraph (f) of Section 9, under any other contract or agreement with the Company or any of its stockholders or affiliated companies.

     5. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to


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receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of paragraph (c) of Section 5, all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm in its reasonable discretion and good faith, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five days of the receipt of the




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Accounting Firm's determination.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of Section 5 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the GrossUp Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such


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claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim;

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

            (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 5, the



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Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with




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respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.


     (d) If, after the receipt by the Executive of an amount paid or advanced by the Company pursuant to paragraphs (b) or (c) of Section 5, the Executive becomes entitled to receive any refund with respect to such amount, the Executive shall (subject to the Company's complying with the requirements of paragraph (c) of Section 5) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of Section 5, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.




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     6.  Certain Other Terms and Conditions of Employment.  (a)  Expense
Reimbursement. The Company shall pay, or shall reimburse the Executive for, the Executive's out-of-pocket expenses related to his employment by the Company, on a basis consistent with such reimbursements from his prior employer.

     (b) Incentive Compensation Plans. In addition to the compensation provided for in this Agreement, and subject to any required approval of the Board, the Executive shall be entitled, during his employment by the Company, to participate in any and all incentive compensation plans of any kind (including without limitation short-term and long-term plans and programs and cash-based and stock-based plans and programs) maintained by the Company from time to time for its management and/or key employees.

     (c) Indemnification. If Executive or his affiliates are or become a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, the Company shall indemnify the Executive and


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his affiliates against, and hold them harmless from, to the fullest extent permitted by law, any and all claims, costs and expenses (including reasonable attorneys' fees and expenses), judgments, fines and settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), whether involving third parties or otherwise, incurred by or asserted against the Executive and his affiliates (including without limitation contests between the Company and the Executive, or between either of them and any third party, and including without limitation contests involving any payment pursuant to this Agreement) in connection with or arising from the Executive's serving as Chairman of the Board and/or Chief Executive Officer of the Company (and, if applicable, President of the Company) and the Executive and his affiliates' entering into any and all definitive agreements contemplated by or entered into pursuant to the Term Sheet, including without limitation the stockholders agreement. The right of indemnification shall include the advancement and payment of any and all expenses of the Executive and his affiliates in connection with any matter for which the Executive may be entitled to indemnification. Notwithstanding the foregoing, neither Executive nor his affiliates shall be


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entitled to indemnification with respect to any action, suit or proceeding by or on behalf of the Company in which the Executive is finally determined to have breached the Stock Pledge Agreement.

     (d) Legal Fees. The Company shall pay and/or reimburse the Executive for all legal fees and expenses incurred by him and his affiliates in connection with the negotiation of the Term Sheet and any and all definitive agreements contemplated by or entered into pursuant to the Term Sheet, including without limitation the stockholders agreement.

     7. Definitions. The following terms shall have the meanings set forth in this Section 7.


     (a) The "Accounting Firm" means Price Waterhouse or any other nationally recognized firm of certified public accountants reasonably acceptable to the Company that the Executive may designate.

     (b) The "Additional Bonuses" has the meaning assigned to it in paragraph
(b) of Section 2.







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     (c) The "Additional Shares" means the Additional Shares as defined in the
Term Sheet, together with any other security into which the Additional Shares may be converted as a result of any reclassification, stock split, consolidation, merger or other change in the number or kind of security represented by the Additional Shares.

     (d) The "Board" has the meaning assigned to it in the second paragraph of this Agreement.

     (e) A "Cashless Exercise" has the meaning assigned to it in subparagraph
(i) of paragraph (c) of Section 1.

     (f) "Cause" means the willful and continued failure of the Executive substantially to perform his duties to the Company (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that he has not substantially performed his duties.





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     (g) A "Change in Control of the Company" means any transaction in which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Executive, Liberty Media Corporation ("Liberty"), Roy M. Speer ("Speer"), and their respective affiliates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), including any trusts or foundations established by Speer (a "Person"), acquires (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing a majority of the voting power of the then-outstanding equity securities of the Company; (ii) all or substantially all of the assets of the Company; or (iii) in the event that the Executive and Liberty, and the members of their respective Stockholder Groups, collectively cease to beneficially own equity securities of the Company representing a majority of the voting power of the then-outstanding equity securities of the Company (for such purpose, treating any shares of Class B Common Stock of the Company then still subject to the Liberty Option as if they were owned by Liberty and/or the Executive), the greatest of (w) equity securities of


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the Company representing 25 percent of the voting power of the then-outstanding equity securities of the Company, (x) equity securities of the Company having an aggregate voting power in excess of the aggregate voting power represented by the equity securities of the Company then owned by Liberty and the members of its Stockholder Group, and (y) equity securities of the Company having an aggregate voting power in excess of the aggregate voting power represented by the equity securities of the Company then owned by the Executive and the members of his Stockholder Group, and (z) at any time when Liberty and the Executive (or their respective affiliates) are parties to a stockholders agreement relating to the ownership and voting of equity securities of the Company, the Executive and his Stockholder Group own at least 1,000,000 shares of Stock (taking into account all shares of Stock issuable upon exercise of all unexercised Options, whether or not then exercisable, any other options to purchase, or securities convertible into, shares of Stock owned by the Executive and the members of his Stockholder Group, the Additional Shares and any other shares of Stock owned by the Executive and the members of his Stockholder Group), and the Executive is Chairman of the Board and/or Chief Executive Officer and/or President of the Company, equity securities of the Company having an aggregate voting power in excess of the aggregate voting power represented by the equity securities of the Company then owned by Liberty and the Executive and the members of their respective Stockholder Groups, collectively.

     (h) The "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or merger, consolidation or other similar transaction (a "Corporate Transaction"), the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that if the Change in Control occurs within six months of the date of this Agreement, then the Change in Control Price shall be the Fair Market Value of the Stock on the date the LSAR is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, or, for purposes of the proviso in the preceding sentence, to determine the Fair Market Value of the Stock if such value is not otherwise determinable pursuant to the definition of "Fair Market Value" contained herein, the value of such securities or other noncash consideration shall be determined in good faith by the Board.

     (i) The "Code" has the meaning assigned to it in paragraph (a) of Section
5.

     (j) The "Company" means the Company as defined in the first paragraph of this Agreement and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (k) The "Control Date" means the date on which the Liberty Option shall have been validly exercised.

     (l) The "Excise Tax" has the meaning assigned to it in paragraph (b) of
Section 5.

     (m) The "Executive" has the meaning assigned to it in the first paragraph of this Agreement.

     (n) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock in the over-the-counter market, as reported by NASDAQ, or, if the Stock is listed on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange on which the Stock is listed or admitted to trading, on that date or, if there are no reported sales on that date, on the next day after that date on which there are such reported sales.

     (o) "Good Reason" means the assignment to the Executive of any duties inconsistent in any respect with his position as Chairman of the Board and/or CEO and/or President, as the case may be, of the Company, or any other action by the Company that results in a diminution in his position, authority, duties or responsibilities; any reduction of the Executive's compensation or benefits below what is required by the terms of his employment with the Company; and any purported termination of the Executive's employment by the Company other than for Cause.

     (p) The "Initial Bonus" has the meaning assigned to it in paragraph (a) of
Section 2.

     (q) The "Initial Shares" means the 220,994 shares of Stock purchased by the Executive in exchange for cash as of August 24, 1995.

     (r) The "Liberty Option" means the option, held by Liberty on the date hereof, to acquire shares of Class B Common Stock of the Company from RMS Limited Partnership.

     (s) The "LSARs" has the meaning assigned to it in subparagraph (ii) of paragraph (d) of Section 1.

     (t) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

     (u) The "Options" has the meaning assigned to it in the third paragraph of this Agreement.

     (v) The "Severance Bonus" has the meaning assigned to it in paragraph (c) of Section 2.

     (w) The "Stock" means the common stock of the Company, par value $.01 per share.

     (x) "Stockholder Group" means, in the case of Liberty, Liberty and the controlled affiliates of Liberty and Tele-Communications, Inc. and, in the case of the Executive, the Executive and his 90-percent owned and controlled affiliates.

     (y) "Taxes" means all federal, state and local income and other applicable taxes.

     (a) The "Term Sheet" has the meaning assigned to it in the second paragraph of this Agreement.

     (aa) An "Underpayment" has the meaning assigned to it in paragraph (b) of
Section 5.

     8. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's guardian and legal representatives. The Executive shall be entitled to assign any rights of the Executive under this Agreement to any corporation or other entity at least 90% owned by the Executive, in which case all references in this Agreement to the Executive shall thereafter refer to such corporation or other entity, as the case may be, and such corporation or entity shall thereupon become bound hereby, provided, that prior to such time as the Executive ceases to own at least 90% of such corporation or entity, the Executive shall cause such rights to be reassigned to the Executive or another corporation or entity at least 90% owned by the Executive.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, except as otherwise provided in subparagraph (ii) of paragraph (e) of Section 1.

     9. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

              1940 Coldwater Canyon
              Beverly Hills, CA  90210

              Facsimile:  (310) 247-9153

     If to the Company:

              12425 28th Street North
              St. Petersburg, FL  33716

              Attention:  Chief Financial Officer
              General Counsel

              Facsimile:  (813) 572-1488

or to such other address or facsimile number as any party shall have furnished to the others in writing in accordance with this paragraph (b) of Section 9. Notice and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Options under this Agreement, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Taxes that are required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements.

     (e) No Waiver. The failure of the Executive or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. The Executive and the Company acknowledge that this Agreement supersedes any prior agreement (including the Term Sheet) between the parties with respect to the subject matter of this Agreement.

     (g) Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.


     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from their respective governing authorities, the Company has caused this Agreement to be executed in its name on their behalf, all as of the day and year first above written.

                                    ____________________________
                                    Barry Diller


                                    SILVER KING COMMUNICATIONS, INC.



                                    By__________________________